CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of the Saratoga Advantage Trust and to the use of our reports dated 4 on the financial statements and financial highlights of the funds comprising of the Saratoga Advantage Trust.   Such financial statements and financial highlights appear in the 4 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

December 29, 2014